                                                                    EXHIBIT 10.6

                                     LEASE
                                     -----
TOWNSEND ASSOCIATES, LLC                               LESSOR

NETCENTIVES INC.                                       LESSEE

                                                                    EXHIBIT 10.6

                                    LEASE
                                    -----
TOWNSEND ASSOCIATES, LLC                              LESSOR

NETCENTIVES INC.                                      LESSEE

TABLE OF CONTENTS
                                                         PAGE
  1.  PARTIES............................................  1
  2.  PREMISES...........................................  1
  3.  TERM...............................................  1
  4.  POSSESSION.........................................  1
  5.  RENTAL.............................................  1
  6.  LATE CHARGES.......................................  2
  7.  SECURITY DEPOSIT...................................  2
  8.  SERVICES...........................................  3
  9.  INSURANCE..........................................  3
 10.  TAX INCREASES......................................  4
 11.  MAINTENANCE AND REPAIRS............................  5
 12.  SIGNS..............................................  6
 13.  USE................................................  7
 14.  ENTRY BY LESSOR....................................  7
 15.  PARKING............................................  8
 16.  CONDITION OF PREMISES..............................  8
 17.  COMPLIANCE WITH LAW................................  9
 18.  DESTRUCTION OF PREMISES............................  9
 19.  ASSIGNMENT AND SUBLETTING.......................... 10
 20.  SURRENDER OF LEASE................................. 11
 21.  DEFAULT............................................ 11
 22.  INSOLVENCY OR BANKRUPTCY........................... 12
 23.  ALTERATIONS........................................ 12
 24.  INDEMNIFICATION OF LESSOR.......................... 12
 25.  WAIVER OF CLAIMS AND LIMITATION OF LIABILITY....... 13
 26.  WAIVER OF TERMS.................................... 14
 27.  HOLDING OVER....................................... 14
 28.  ESTOPPEL CERTIFICATE............................... 14
 29.  TRANSFER OF LESSOR'S INTEREST...................... 15
 30.  CONDEMNATION....................................... 15
 31.  SUBORDINATION...................................... 15
 32.  SECURITY........................................... 16
 33.  ATTORNEYS' FEES.................................... 16
 34.  NOTICES............................................ 16
 35.  LIENS.............................................. 16
 36.  RECORDATION........................................ 16

 37.  LOADING DOCK....................................... 17
 38.  RULES AND REGULATIONS.............................. 17
 39.  QUIET ENJOYMENT.................................... 17
 40.  RIGHT OF FIRST OFFER............................... 17
 41.  CORPORATE RESOLUTION AND FINANCIAL STATEMENT....... 17
 42.  GENERAL PROVISIONS................................. 18

                                     LEASE

PARTIES

     1. This Lease is made this 14th day of August, 1997 by TOWNSEND ASSOCIATES, LLC, a California Limited Liability Company, hereinafter referred to as "Lessor" and NETCENTIVES INC., a California Corporation, hereinafter "Lessee".

PREMISES

     2. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor for the term at the rental, and upon all of the conditions set forth herein, that certain commercial building consisting of approximately 12,446 square feet situated at 690 - 5th Street, San Francisco, California, hereinafter referred to as the "Premises." Diagrammatic floor plans of the Premises are attached hereto as Exhibit "A" and incorporated herein by reference.

TERM

     3. This Lease is for a term ("The Term"') commencing two weeks from the date Lessor delivers possession of the premises to Lessee ("The Commencement Date") and ending on the last day of the 36th month after the Commencement Date. Lessee shall have the option to extend this lease upon the same terms and conditions (except for rent and except that the base tax year shall be 2000 -
2001) for an additional three year period commencing on the first day of the month following the end of the initial term. Lessee shall exercise its option by giving notice to Lessor on or before April 1, 2000.

POSSESSION

     4. The premises are presently occupied by American online to a lease and sublease which terminates August 31, 1997. In the event American Online surrenders possession to Lessor prior to August 31, Lessor will deliver possession to Lessee as soon as possible to permit Lessee to begin its improvements. Prior to taking possession of the premises, Lessee shall deliver to Lessor, certificates of insurance as required by Paragraph 9 hereof. In the event Lessor is unable to deliver possession by September 30, 1997, this Lease shall be voidable at the option of Lessee, written notice of which shall be given to Lessor on or before October 15, 1997; however Lessor shall not be liable to Lessee for any loss or damage resulting therefrom.

RENTAL

     5. All rent is payable in advance and is due on the first day of each calendar month, without deduction or offset (except as set forth in Paragraph
16) at the address specified by Lessor. Partial months, whether at the commencement or termination of the Term, shall be prorated on a thirty (30) day basis.

     Commencing on the Commencement Date, Lessee shall pay to Lessor an Initial Monthly Rent in the amount of $23,149.56. The first full months rent shall be payable upon execution of this lease. Rent for any partial month after the Commencement Date shall be payable on the first day of the month following the Commencement Date.

     The Initial Monthly Rent shall be subject to adjustment following the Lease Commencement Date and annually thereafter as follows: Commencing on the first day of the month following 12 calendar months from the Commencement Date the monthly rent shall be increased to $23,771.86 and on the first day of the month following 24 calendar months from the commencement date it shall be increased to $24,414.90.

     The monthly rent for the initial term has been calculated on the presumption that Lessor will pay Lessee an improvement allowance in the sum of $149,352.00 pursuant to Paragraph 16 hereof. Included in the monthly rent is Lessee's repayment of one half of the allowance amortized over 3 years at a rate of 10%.

     In the event Lessee exercises its option, rent shall be as follows:
Beginning on the first day of the month following the end of the initial term, $23,108.07 per month, on the first day of the thirteenth month of the option term, $24,259.33 per month, and on the first day of the twenty-fifth month of the option term, $25,472.81 per month.

LATE CHARGES

     6. Monthly Rent shall be due and payable on the first day of each month during the Term of this Lease. Lessee acknowledges that late payment by Lessee to Lessor of Monthly Rent will cause Lessor to incur costs not contemplated by this lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by the Premises. Therefore, if any installment of rent due from Lessee is not received by Lessor on or before the tenth day of the month, Lessee shall pay to Lessor an additional sum of five percent (5%) of the Monthly Rent as a late charge. No late charge shall accrue if Lessee pays the delinquent amount within ten (10) days after receipt from Lessor of written notice of non-payment, provided that in no event shall Lessor be obligated to give more than one ten day notice of late payment to Lessee during any lease year.

     The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge or late rent shall not constitute a waiver of Lessee's default with respect to the overdue amount, nor prevent Lessor from exercising any of the other rights and remedies available to Lessor.

SECURITY DEPOSIT

     7. Upon completion of Lessee's improvements pursuant to Paragraph 16, Lessee shall pay Lessor $46,299.12 which Lessor is to retain as security for the faithful performance of all of the covenants, conditions and agreements of Lessee under the Lease. In no event shall Lessor be obligated during the Term to apply all or any part of the same towards rents or other charges or for damages upon Lessee's failure to perform any of the covenants, conditions and agreements of the Lease. On October 15, 1997 Lessee shall pay Lessor the sum of $23,149.56 as additional security for performance under this lease. On October 1, 1998, provided Lessee has faithfully performed its obligations under this Lease, Lessor shall return to Lessee a portion of the deposit in the sum of $23,149.56. Upon continued faithful performance, Lessor shall return the further sum of $23,149.00 on October 1, 1999.

     The security deposit, to the extent not used by Lessor, shall be returned to Lessee (without interest for the period said moneys were held by Lessor) after the Lessor received possession of the Premises or Lessor shall notify Lessee of its disposition. Lessor's obligations with respect to the security deposit are those of a debtor and not a trustee.

     In the event that during the Term Lessor uses all or any portion of such security deposit to remedy any default of Lessee, Lessee agrees to redeposit the amount so used or applied within ten (10) days from the date of Lessor's demand therefore.

SERVICES

     8. (a) Except as provided below, Lessee agrees to pay for utilities furnished to the Premises during the Term, including but not limited to electricity, gas, water, garbage, telephone service, janitorial service or any other services contracted for by Lessee.

          (b) Lessee shall provide and maintain fire extinguishers in such numbers and locations specified by the insurance underwriters, the San Francisco Fire department, and all applicable governmental regulations.

INSURANCE

     9.1 (a) Lessee, at Lessee's sole expense, shall obtain, update and keep in force during the Tern all-risk insurance policies providing the following coverage:

               (1) Standard fire insurance, with extended coverage, covering all of Lessee's fixtures, furniture, equipment, inventory, goods and other personal property on the Premises and also covering Lessee's leasehold improvements and alterations, to the extent of at least eighty percent (80%) of the replacement value thereof;

               (2) Commercial public liability and property damage insurance insuring against all claims, accidents injuries and damages or bodily injury to, and death of, persons, and for loss of, or damage to, property, arising out of the use, occupancy or maintenance of the Premises by Lessee, its employees, agents, representatives and invitees. Such insurance shall have liability limits of (i) not less than $500,000 per occurrence for bodily injuries or death and
(ii) not less than $500,000 per occurrence for property damage.

          (b) Policies or confirmation thereof, of insurance provided for herein shall be delivered to Lessor prior to the Lease Commencement Date and shall (i) be approved as to form and substance by Lessor, which approval shall not be unreasonably withheld, (ii) be issued by insurance companies which are qualified to do business in the State of California and which are rated A-VIII or better in the most currently available "Best's Insurance Reports," (iii) be issued in the name of Lessee and Lessor shall be named an additional insured for the mutual and joint benefit and protection of Lessor and Lessee as their interests may appear, provided, however, that Lessee's interest in any proceeds of a fire insurance or casualty policy shall be subordinate to Lessor's to the extent that any funds advanced by Lessor for Tenant Improvements shall not be fully repaid,
(iv) give Lessor thirty (30) days' prior written notice of any cancellation or lapse or any reduction in the amounts of insurance, and (v) contain an endorsement containing an express waiver of any right of subrogation by the insurance company against Lessor (whether Lessor is named as an insured or not). All public liability, property damage and other casualty policies provided for herein shall (i) contain a provision that Lessor, although named as an additional insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to Lessor or to Lessor's employees, agents, invitees, or representatives or to Lessor's property by reason of the negligence of Lessee or Lessee's employees, agents or representatives, and (ii) be written as primary policies, not contributing to, or in excess of, coverage which Lessor may carry.

          (c) Executed copies of such policies of insurance or certificates thereof shall be delivered to Lessor within ten (10) days after delivery of possession of the Premises to Lessee and thereafter renewal notices at least fifteen (15) days prior to the expiration of the term of such policy. If not so delivered, Lessor may, but shall not be required to, order such insurance and charge the cost thereof to Lessee, which amount shall be payable on demand.

          (d) No more than once every two years during the term hereof, Lessor may require that Lessee increase the limits of its public liability insurance to such limits as Lessor shall deem reasonably necessary.

     9.2 Lessor shall obtain and keep in force during the term hereof a policy or policies of insurance covering loss or damage to Lessor's buildings, providing protection against all perils included within the classification of fire, extended coverage, vandalism, and malicious mischief, such insurance to be in an amount of at least eighty percent of the replacement cost of Lessor's buildings, and to contain an agreed amount endorsement. Lessor shall also maintain commercial public liability insurance.

     9.3 Any insurance carried by either party with respect to the premises and property or occurrences relating to them shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this lease to the contrary, waives any right of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent that the injury or loss is covered by such insurance.

TAX INCREASES

     10. In the event there is any increase during any year of the Term in the municipal, state or county real estate taxes or assessments, general or special, on the land and Building containing the Premises over and above the amount of such taxes assessed for the tax year 1997-1998 whether because of increased or added rates, taxes, or assessments or increased valuation, the Lessee shall pay to the Lessor annually during the Lease term upon notice the total increase in taxes upon the whole of the land and Building. To the extent assessments are payable in installments, Lessee's share of any increase in assessments shall be calculated at the installment rate. Lessor agrees that the base for the tax year 1997-1998 shall include the increase from the 1996-1997 tax year caused by Lessee's purchase of the property in November, 1996.

     Lessee shall be solely responsible for any increase taxes caused by an increase in assessed valuation due to work done, construction improvements made or equipment installed by, Lessee in the Premises at any time during the Term.

     The amount of Lessee's obligation under this paragraph for the last year of the Term shall be prorated in the proportion that the period this Lease is in effect during the tax year in which this Lease terminates bears to the full tax year.

     Lessee shall also pay, before delinquency any and all taxes levied or assessed and which become payable, during the Term upon Lessee's equipment, furniture, fixtures and other personal property located in the Premises. In addition to rental and other charges to be paid by Lessee hereunder, Lessee shall reimburse to Lessor, upon demand, any and all taxes, assessments or special assessments payable by Lessor (other than net income, inheritance, franchise, and transfer taxes) whether or not now customary or within the contemplation of the parties hereto; (a) upon, allocable to, or measured by or on the same percentage as the square foot area of the Premises bears to the square foot area of the entire Building (excluding the Parking Lot) including, without limitation, any gross income tax or excise tax levied by the State, any political subdivision thereof, or Federal Government with respect to the receipt of such rental; or (b) upon, or with respect to, the possession, leasing, operation, management, maintenance, alteration, repair, use of occupancy by Lessee of the Premises or any portion thereof; or (c) upon or measured by the value of Lessee's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements located in the Premises; or (d) upon this transaction or any document to which Lessee if a party creating or transferring an interest or an estate in the Premises.

     Lessee shall pay annually on each anniversary of the Lease any increase in the sewer tax or charge over such taxes or charges for the First Lease Year.

     The amounts due hereunder shall be paid by Lessee on the first day of the month following two weeks' written notice to Lessee. Lessor shall furnish copies of the tax bill for the year in question at Lessee's request.

MAINTENANCE AND REPAIRS

     11. (a) Except as provided in paragraphs 18 and 30 hereunder, Lessor shall, at Lessor's sole cost and expense, keep and maintain, in good condition, the structural parts of the Building in which the Premises are located. As used herein, "structural parts" include only the foundations, bearing and exterior walls (excluding glass and doors), sub-flooring and roof and the unexposed plumbing, electrical, sprinkler, and sewage systems servicing the Premises. Notwithstanding any of the above, Lessee shall be liable for any damage to the structural parts or other parts of the Building which are caused by, or result from the acts or omissions of Lessee, its authorized agents, or representatives or employees or invitees, to the extent not covered by insurance carried by the parties. Further, Lessee shall be responsible for any repairs to any systems servicing the premises where such repairs are necessitated by improvements made by Lessee.

          (b) Subject to Paragraphs 11(a) and 18 hereof, and subject to the following sentence, Lessee shall, at Lessee's sole cost and expense, keep and maintain the Premises, and all improvements in said Premises in good condition and repair. Subject to Paragraph 11(a), Lessor shall have no responsibility to maintain or repair the Premises unless any damage to said Premises are caused by
(i) acts or omissions of the Lessor, or its authorized agents, representatives or employees, or (ii) Lessor's negligent failure to perform its obligations above stated.

     In the event Lessee, contrary to its obligations hereunder, fails to maintain and repair the Premises or fails to commence appropriate work following ten (10) days, Lessor may, at Lessor's option, cause the maintenance and repairs to be made and Lessee shall pay to Lessor the total cost thereof within ten (10) days of Lessor's written demand for said payment. Lessor may, at its discretion, determine that a particular needed repair constitutes an emergency. If Lessor determines that a repair is an emergency, Lessor shall make reasonable efforts to notify Lessee of said emergency condition and request immediate repairs. In the event that Lessor is unable to contact Lessee or Lessee fails to make said emergency repairs immediately upon the request of Lessor, Lessor may, in its discretion, cause said emergency repairs to be made and, provided Lessee is otherwise obligated hereunder, Lessee shall pay to Lessor the cost of said repairs within ten (10) days' written notice thereof. Nothing contained in this subparagraph shall be construed to impose upon Lessor any obligation to make any emergency or non-emergency maintenance or repairs to said Premises.

SIGNS

     12. Lessee agrees that Lessee will not, without Lessor's consent, construct or place, or permit to be constructed or placed, signs, displays, advertisements, awnings, marquees, or other items on the exterior of the Premises, nor on the interior of the windows. Any signs, displays, advertisements, or decorations placed by Lessee without Lessor's prior written consent within ten (10) days after receiving written notice from Lessor to remove same, Lessor reserves the right to enter the Premises and remove them at Lessee's expense.

     Any approved sign provided for or allowed herein to be installed by Lessee shall, unless otherwise agreed, be removed at the expiration or earlier termination of the Lease at Lessee's expense and Lessee shall repair any damage caused to the Premises resulting from such removal. If Lessee fails to do so, Lessor may cause such removal and repair on Lessee's behalf, at Lessee's expense.

USE

     13. Lessee shall use the Premises for general offices, and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Lessor.

     Lessee shall not do, or permit anything to be done, in or about the Premises therein which will in any way increase the existing rate of, or affect any fire or other, insurance coverage upon the Building or its contents, or cause cancellation of any insurance policy covering said Building or any part thereof or its contents. Lessee shall not do, or permit anything to be done in or about the Premises, including common areas, which will in any way obstruct or interfere with the rights of other Lessees or occupants of the Building or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Lessee shall not cause, maintain or permit any nuisance or waste in, on or about the Premises.

     Lessee shall not use the Premises, or permit them to be used, for any auction, fire, liquidation, or bankruptcy sale.

     In the event of the Lessee's failure to comply with any provision in this paragraph, Lessor, at its option, may treat such failure as a breach of this Lease or require that Lessee pay for any increase in the rate of any insurance, or for any other damages, resulting from said failure to comply.

ENTRY BY LESSOR

     14. Upon reasonable notice, Lessee will permit Lessor and his agents to enter into the Lessee at all reasonable times to inspect them and to maintain the Building in which the Premises are situated, or to make repairs, alterations, or additions to any other portion of said Building. This entry shall be without any rebate of rent to the Lessee for any loss of occupancy or quiet enjoyment of the Premises thereby occasioned. The work to be performed by Lessor shall include the right to penetrate walls, floor and ceilings of the Premises if necessary for improvements or alterations or areas outside of the Premises. Lessor shall use reasonable efforts to confine such activities within the demising walls. If, however, it is impractical to confine such alterations to the demising walls, Lessor may invade the demised Premises to accomplish such work without abatement of rent to long as there is a reduction of no more than 2-1/2 square feet of floor area from the demised Premises. Such installations shall be concealed and made as inconspicuous as reasonably possible. Such penetrations shall be diligently and promptly repaired to its previous appearance and condition and shall not materially or unreasonably affect or interrupt the Lessee's conduct of business. Such installations shall be made in a workmanlike manner during normal business days and hours observed by local trades or crafts involved in such work and with minimum disruption of the Premises of Lessee.

     Upon reasonable notice to Lessee, Lessor may also have access to said Premises to exhibit them during reasonable hours to prospective purchasers at anytime during the lease to show prospective tenants during the last 90 days of the lease. Lessor reserves the right to place "For Sale" of Building (not business) signs on the Premises at any time during the Lease, or "For

Lease or "For Rent" signs on the premises at any time within ninety (90) days of the expiration of the Lease.

PARKING

     15   Lessee shall have the right to lease 8 parking stalls on Lessor's property, as shown on Exhibit "A" attached hereto for the current rate of $100.00 per month per stall. Such parking stalls shall be marked for the exclusive use of Lessee. Lessor shall have the right to increase the rate per stall from time to time to a rate not more than the rate then being paid by holders of 70% of the stalls. Lessor shall maintain the parking area in good condition.

CONDITION OF PREMISES

     16. By entry hereunder, Lessee accepts the Premises as being in good and sanitary order, condition and repair, except that Lessee shall have 30 days from delivery of the premises to present Lessor with a punch list of items not covered by Lessee's improvement allowance as detailed below. Lessor shall arrange to cure the punch list items within 30 days of receipt of the list. Lessee agrees on the last day of the Term, or sooner termination of this Lease, to surrender to Lessor the Premises in the same condition and state as when received, reasonable use and wear, Lessor's maintenance and repair obligations and casualty losses excepted, and to remove all of the Lessee's signs from said Premises however, Lessee shall have no obligation to remove tenant improvements made at or near the beginning of the Term. Lessor shall deliver the HVAC systems, and the existing electrical service to Lessee in good working order at the beginning of the term. Provided Lessee performs any recommended routine maintenance, Lessor warrants the HVAC for ordinary use for the first year of the term. Throughout the term and any option period, Lessee shall maintain the HVAC system in good working order.

     Upon Lessee taking possession of the premises, Lessor agrees to provide Lessee an allowance not to exceed $149,352.00 for Lessee to do the following improvements to the premises: Painting, new carpeting, computer and telephone cabling, a card-key entry security system, and minor interior modifications including architectural or engineering fees related thereto. Before performing any modifications to the premises or installing a card-key entry system, Lessee shall obtain Lessor's consent pursuant to Paragraph 23. Lessor shall pay the allowance to Lessee in progress payments not more than every fifteen days upon Lessee presenting Lessor with invoices for completed work. Should Lessor fault to pay any portion of the allowance presented to Lessor pursuant to this paragraph, Lessee, in this instance only, may offset such payment against rent. Further, should Lessor fault to timely pay an amount payable hereunder, Lessor shall pay to Lessee a late charge equal to five percent (5%) of such delinquent amount.

     Prior to executing this Lease, Lessor has provided Lessee the opportunity to inspect at Lessor's office all structural and hazardous material reports in Lessor's possession that relate to the premises.

COMPLIANCE WITH LAW

     17. Lessee shall not use, nor permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or hereafter be enacted or promulgated Lessee shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now or hereafter in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition, use of occupancy of the Premises, excluding structural changes. The judgment of any court of competent jurisdiction or the admission of Lessee in any action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between the Lessor and Lessee.

     Anything herein to the contrary notwithstanding: (i) Lessor shall bear the responsibility for compliance under applicable building codes, Title 24, the Americans with Disabilities Act and any other law, statute or ordinance requiring structural alterations, additions or improvements, even if such compliance is required on account of improvements made to the premises by Lessee; and (ii) Lessor shall bear responsibility for complying with all environmental hazardous materials laws, statutes, ordinances and regulations, pertaining to or affecting the Premises, except to the extent arising from hazardous materials brought onto the Premises by Lessee.

DESTRUCTION OF PREMISES

     18. In the event of a partial destruction of said Premises during the Term, from an insured cause, Lessor shall forthwith repair the Premises provided such repairs, in Lessor's reasonable opinion can be completed within one hundred eighty (180) days, such to be made in accordance with the laws and regulations of State, Federal, County or Municipal authorities. In the event of a partial destruction of the Premises from an insured cause, Lessor shall forthwith repair the Premises provided the cost of such repair does not exceed five percent (5%) of the replacement cost of the building, such repairs to be made in accordance with the laws and regulations of State, Federal, County or Municipal authorities. Such partial destruction shall in no way annul or void this Lease, except that Lessee shall be entitled to a reduction of rent while such repairs are being made, in proportion to the square footage of the Premises which is rendered unusable by Lessee in the conduct of its business.

     If such areas, in Lessor's sole opinion, cannot be completed in one hundred eighty (180) days or, if such partial destruction results from an uninsured cause in an amount more than 5% of the replacement cost of the building, Lessor may, at his option repair the same within a reasonable time, this Lease continuing in full force and effect and the rent to be proportionately reduced as said in the preceding paragraph.

     In the event that Lessor determines that such partial destruction cannot be repaired in one hundred eighty (180) days or if such partial destruction results from an uninsured cause in an amount more than 5% of the replacement cost of the building, and Lessor elects not to make such repairs, this Lease may be terminated at the option of either party. A total destruction of the Building in which the Premises may be situated shall terminate this Lease.

     If Lessor is required or elects to restore the Premises as provided in this paragraph, Lessor shall not be required to restore alterations made by Lessee including Lessee's Initial Tenant Improvements or Lessee's personal property, such items being the sole responsibility of Lessee to restore at Lessee's sole cost and expense.

     As soon as possible following any casualty loss, Lessor shall notify Lessee in writing of the amount of time required to complete repairs; anything in this Lease to the contrary notwithstanding, Lessee may elect to terminate the Lease if repairs will not be completed within one hundred eight (180) days from the date of the loss by notifying Lessor in writing of such election within thirty
(30) days after receipt of Lessor's notice.

     Lessee hereby waives any rights it may have to terminate this Lease pursuant to California Civil Code Sections 1932(2) and 1933(4), except as provided hereunder.

ASSIGNMENT AND SUBLETTING

     19. Lease shall not assign, mortgage or hypothecate this Lease, or any interest in this Lease, or permit the use of the Premises by any person or persons other than Lessee, or sublet the Premises, or any part of the Premises without Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. No consent of Lessor is required to a sublease to a related company of Lessee in which Lessee holds an ownership interest of not less than 30%. Lessee shall pay Lessor 50% of any sublease rents over the base rent payable by Lessee to Lessor in excess of Lessee's expense of subletting.

     Lessor's consent to any proposed assignment or subletting may take into account the financial worth and stability and the business experience of any proposed transferee.

     A transfer of this Lease from Lessee to a) a corporation into which Lessee is merged or consolidated or acquiring all of the property of Lessee and assuming all of Lessee's liability and the net worth of said corporation is equal or more than the net worth of Lessee at the time of commencement of this Lease, or b) a subsidiary of Lessee in which Lessee owns greater than fifty percent (50%) of the shares of such subsidiary, shall not constitute an assignment or sublease for the purposes of this Lease and shall not require Lessor's consent hereunder, however, Lessee agrees to give Lessor prompt written notice of any such transfer.

     Except as specified hereinabove, any attempted assignment or subletting without Lessor's prior written consent shall be void. In the event Lessee does not rescind a wrongful subletting or assignment within 30 days of Lessor's notice, Lessor at its option may terminate this Lease. Consent by Lessor to any assignment or subletting shall not release Lessee from its primary liability under the Lease and Lessor's consent to one assignment, subletting or occupation or use by other parties shall not be deemed a consent to other subleases or assignments or occupation or use by other parties.

     Lessee immediately and irrevocably assigns to Lessor, as security for Lessee's obligations under this Lease, all rent from any subletting of all or a part of the Premises as permitted by this lease, and Lessor, as assignee, shall be the attorney-in-fact for Lessee to collect such rent and apply it towards Lessee's obligations under this Lease; except that, until the occurrence of an act of default by Lessee beyond any cure period. Lessee shall have the right to collect such rent.

SURRENDER OF LEASE

     20. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to him of any or all such subleases or subtenancies.

DEFAULT

     21. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

          (a) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee.

          (b) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of twenty (20) days after written notice hereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than twenty (20) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said twenty-day period and thereafter diligently pursues such cure to completion.

          (c) In the event of any breach of this Lease by Lessee, then Lessor, besides other rights and remedies he may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises. If the Lessor's right of re-entry is exercised following abandonment of the Premises by the Lessee, then Lessor may consider any personal property belonging to Lessee and left on the Premises to also have been abandoned, in which case Lessor may dispose of all such personal property in any manner consistent with the California Civil Code.

          (d) If Lessee breaches this Lease and abandons the Premises before the end of the Term, or if Lessee's right to possession in terminated by Lessor because of a breach of the Lease, then in either such case Lessor may recover from Lessee all damages suffered by Lessor as the result of Lessee's failure to perform his obligations hereunder, described in Civil Code Section 1951.2, including, but not restricted to, the worth at the time of the aware (computed in accordance with paragraph (3) of subdivision (a) of Section 1951.2 of the California Civil Code) of the amount by which the rent then unpaid hereunder for the balance of the Lease Term exceeds the amount of such rental loss for the same period which the Lessee proves could be reasonably avoided by Lessor, and in such case, Lessor, prior to the award, may relate the Premises for the purpose of mitigating damages suffered by Lessor because of Lessee's failure to perform his obligations hereunder, provided, however, that even though Lessee has abandoned the Premises following such breach, this Lease shall nevertheless continue in full force and effect for as long as the Lessor does not terminate Lessee's right of possession, and until such termination, Lessor may enforce all his rights and remedies under this Lease, including the right to recover the rent from Lessee as it becomes due hereunder.

INSOLVENCY OR BANKRUPTCY

     22. Either (a) the appointment of a receiver to take possession of all of the assets of Lessee or (b) a general assignment by Lessee for the benefit of creditors, or (c) any action taken or suffered by Lessee under any insolvency or bankruptcy act shall constitute a breach of this Lease by Lessee. If Lessee fails dismiss any proceeding permitting the happening of any such event within 90 days of its occurrence, this Lease shall terminate immediately upon written notice of termination from Lessor to Lessee.

ALTERATIONS

     23. Alterations shall not be made to the premises without the prior written consent of Lessor which may not be unreasonably withheld or delayed. Lessee shall provide to Lessor any proposed alterations in writing and, upon approval by Lessor, said written description of alterations shall be attached to this lease as an exhibit. In the event Lessee makes any alterations to the Premises as provided in this paragraph, said alterations shall not be commenced until ten (10) days after Lessor has received notice from Lessee stating the date the installation of the alterations is to commence so that Lessor can post and record an appropriate notice of non-responsibility.

     Any alterations made shall remain on and be surrender with the Premises on expiration or earlier termination of the Term except that Lessor can elect at the time Lessor's consent to such alterations is granted to require Lessee to remove any alterations that Lessee has made to the Premises, other than those alterations, additions or improvements made at or near the beginning of the Term. If Lessor so elects, Lessee, at its sole cost and expense, shall restore the Premises to the condition and state it was in prior to said alterations. Lessee's movable furniture and trade fixtures shall not become part of the reality and shall not belong to Lessor in any event.

INDEMNIFICATION OF LESSOR

     24. Lessee shall indemnify, defend, protect and hold harmless Lessor from and against any and all claims arising from Lessee's use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by the Lessee in or about the Premises, and shall further indemnify and hold harmless Lessor against and from any and all claims arising from any breach of default in the perform of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of the Lessee, or of its agents or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in, connected with, or about such claims, actions or proceedings brought as a result. In case any action or proceeding be brought against Lessor by reason of such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor. In the same manner Lessor shall indemnify, defend, and hold Lessee harmless from any and all claims arising from any breach or default in the performance of Lessor's obligations under this lease, and/or from Lessor's negligence.

     The obligation of Lessee under this section arising by reason of any occurrence taking place during the term of this Lease shall survive the expiration on any termination of this Lease.

WAIVER OF CLAIMS AND LIMITATION OF LIABILITY

     25. (a) Lessee, as a material part of the consideration to be rendered to Lessor, hereby assumes all risk of damage to the Premises or injury to persons in or about the Premises and waives all claims against Lessor for damages to goods, wares and merchandise, in, upon or about the Premises and for injury to Lessee, its agents, employees, invitees, or third persons on or about the Premises from any cause excepting causes arising by reason of the intentional acts or gross negligence of Lessor, its agents or employees.

          (b) If Lessor is in default of this Lease, and as a consequence, Lessee recovers a money judgment against Lessor, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Lessor of Lessor in the Building of which the Demised Premises are a part, and out of rent or other income from such Building receivable by Lessor or out of the consideration received by Lessor from the sale or other disposition of all or any part of Lessor's right, title and interest in the Building.

          (c) Lessor shall not be personally liable for any deficiency, and if Lessor (or a successor Lessor against which action is brought) is a partnership, the partners of Lessor shall be sued or named as a party in any suit or action or service of process be made against any partner of Lessor except as may be necessary to secure jurisdiction of the partnership. No partner of Lessor shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner of Lessor.

          (d) Notwithstanding the foregoing, if Lessee holds an unpaid final judgment, Lessee may take action as otherwise permitted under law to recover that portion of load proceeds from any loan entered into by Lessor after that date Lessee first filed the action which resulted in Lessee obtaining judgment against Lessor to the extent that the loan proceeds from such loan caused encumbrances against the Building to exceed eighty percent (80%) of the appraised value of such Building as such Building was appraised at time of the loan. Further, nothing contained within this paragraph 25 shall permit Lessor to make distribution of its rentals or other cash proceeds to its partners or share holders (if any) at any date after Lessee's judgment has become final, no appeal being then pending and time for further appeal having passed unless and until the judgment owed to Lessee shall have been paid in full and nothing herein shall prevent Lessee from taking such actions as may be permitted under law or in equity to recover any funds so disbursed by Lessor in violation of the provisions of this section.

WAIVER OF TERMS

     26. The failure of Lessor to object to any breach of any term, covenant or condition by Lessee shall not be deemed to be a waiver of such term, covenant or condition. The subsequent acceptance of rent or other performance hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

HOLDING OVER

     27. If Lessee should remain in possession of the Premises after the expiration of the Lease term and without executing a new lease, then such holding over shall be construed as a tenancy from month to month, subject to all the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy, except that the minimum monthly rent payable by Lessee to Lessor shall be 125% of the minimum monthly rent during the last year of the Lease Term.

ESTOPPEL CERTIFICATE

     28. (a) Lessee shall, within ten (10) days after written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of the Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

          (b) Lessee's failure to deliver such statement within such time shall be conclusive upon Lessee (i) that this Lease is in full force and effect, without modification, except as may be represented by Lessor, (ii) that there are no uncured defaults in Lessor's performance, and (iii) that not more than one month's rent has been paid in advance or at Lessor's option be considered by Lessor as a default by Lessee under this Lease.

          (c) If Lessor desires to finance or refinance the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender designated by Lessor such current financial statements of Lessee as may be reasonably required by such lender. All such financial statements shall be received in confidence and shall be used only for the purposes herein set forth.

TRANSFER OF LESSOR'S INTEREST

     29. In the event of a sale or conveyance by Lessor of Lessor's interest in the Premises, other than a transfer for security purposes only, provided that the transferee agrees to be bound by the provisions of this Lease, Lessor shall be relieved from and after the date specified in any such notice of transfer of all obligations and liabilities accruing thereafter on the part of Lessor except the payment of the allowance due Lessee pursuant to Paragraph 16. The Lessee's right of occupancy under this Lease shall not be affected by any such sale, and Lessee agrees to attorn to the purchaser of assignee.

CONDEMNATION

     30. If any part of the Premises shall be taken or condemned for a public or quasi-public use, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted for the remainder of the Term in proportion to the number of square feet remaining after the condemnation to the number of square feet in the entire Premises at the date of condemnation. If the portion taken renders the premises unsuitable for Lessees purposes, Lessee may terminate this Lease. In any event, Lessor shall also have the option to terminate this Lease as of the date when title to the part so condemned vests in the condemnor. If a part or all of the Premises be taken or condemned, all compensation awarded upon such condemnation or taking shall go to the Lessor and the Lessee shall have no claim thereto, and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to compensation or damages to which the Lessee may be entitled during the term hereof by reason of the condemnation of all, or part of the Premises. The foregoing notwithstanding, Lessee shall be entitled to that portion of any ward attributable to improvements made by Lessee, at Lessee's expense.

     Each party waives the provisions of Code of Civil Procedure Section 1265.130 allowing either party to petition the superior court to terminate this Lease in the event of a partial taking of the Premises for public use.

SUBORDINATION

     31. This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground Lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Notwithstanding the above, Lessees' Lease shall remain undisturbed. Lessor shall obtain from all future ground Lessors, mortgagees and lienholders, and shall use reasonable efforts to obtain from existing groundLessors, mortgagees and lienholders, a non-disturbance agreement providing that Lessee's rights and possession under this Lease shall not be affected or disbursed as long as Lessee is not in default under this Lease beyond applicable cure periods.

SECURITY

     32. Lessor shall have no obligation to provide policing or security to the common areas, Parking Lot and Garage, Premises or the Building of which the Premises are a part. Lessor shall not be responsible for loss or damage to person or property for damages sustained by Lessee, its employees or business invitees unless due to Lessor's negligence. Lessee shall provide security protection within said Premises, at Lessee's option and at Lessee's sole expense but not without first providing written notice to Lessor.

ATTORNEYS' FEES

     33. In the event of any legal action or proceeding between the parties hereto, reasonable attorneys' fees and expenses in any such addition or proceeding shall be awarded to the prevailing party. Should Lessor be named as a defendant in any suit brought against Lessee in connection with or arising out of Lessee's occupancy hereunder, Lessee shall pay to Lessor Lessor's costs and expenses incurred in such suit, including reasonable attorneys' fees.

NOTICES

     34. Any notices or demands to be given hereunder shall be given to Lessor at 520 Third Street, Suite 202, Oakland, CA 94607 and to Lessee at 690 Fifth Street, San Francisco, California 94107. All notices or demands of any kind required or desired to be given by Lessor to Lessee hereunder shall be in writing and shall be deemed delivered forty-eight (48) hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, or in the alternative, an express mail service which provides overnight delivery and a receipt of delivery, addressed to the Lessor or Lessee, respectively, at the addresses set forth in this paragraph.

LIENS

     35. Lessee shall keep the Premises and the property in which the Premises are situated, free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee. Lessee shall give ten (10) days written notice to Lessor before commencing any alterations, repairs, or other work, or taking any other action, which might give rise to any lien against the Premises or property in which the Premises are situated, so as to give Lessor an opportunity to post and record an appropriate notice of non-responsibility.

RECORDATION

     36. Lessee shall not record this Lease or short form memorandum hereof without the prior written consent of Lessor.

LOADING DOCK

     37.  (Omitted)

RULES AND REGULATIONS

     38. Lessee shall faithfully observe and comply with any Rules and Regulations that Lessor shall from time to time promulgate. Lessor reserves the right from time to make all reasonable modifications to said rules. The additions and modifications to those rules shall be binding upon Lessee upon delivery of a copy of them to Lessee. Lessor shall not be responsible to Lessee for the nonperformance of any said rules by any other tenants or occupants.

QUIET ENJOYMENT

     39. Lessor covenants and agrees with Lessee that upon Lessee paying rent and other monetary sums due under the Lease, performing its covenants and conditions under the Lease. Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the term, subject, however, to the terms of the Lease and any of the aforesaid ground leases, mortgages, or deed of trust described above. Lessor will not be financially responsible for any damage caused to Premises by other Building tenants.

RIGHT OF FIRST OFFER

     40. In the event Business Resource Group vacates its 5,505 square foot premises at 670 - 5th Street, Lessee shall have the right of first to lease such premises under the same terms and conditions and at the same rent per square foot as Lessee is then paying under this Lease, less any portion representing repayment of Lessee's improvement allowance ($20.00 psf the first lease year, $20.60 the second lease year and $21.22 the third lease year). If Lessee exercises its right, it shall be entitled to five additional parking stalls at the prevailing rate. Any lease for 670 - 5th Street would have the same option and termination date as this lease. Lessor shall notify Lessee in writing when such premises become available, and Lessee shall have ten (10) days after receipt of such notice to elect to lease such premises under the terms described above. Lessee's failure to notify Lessor within such ten (10) days shall be deemed on election not to lease said premises.

CORPORATE RESOLUTION AND FINANCIAL STATEMENT

     41. Concurrently with the execution of this Lease, Lessor shall be furnished with a certified copy of a resolution adopted by the Board of Directors of the corporate Lessee authorizing its execution of the within Lease, if Lessee is a corporation.

     Lessee agrees to provide Lessor with the current Corporate Financial Statements of Lessee upon request by Lessor which Lessor shall keep confidential except as its lender may require.

GENERAL PROVISIONS

     42. (a) Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and word "person" shall include corporation, firm or association. If there be more than one Lessee, the obligations imposed upon Lessee under this Lease shall be joint and several.

          (b) The headings or titles to paragraphs of this Lease are not part of this Lease and shall have no effect upon the construction or interpretation of any part of this Lease.

          (c) This instrument contains all of the agreements and conditions made between the parties of this Lease and may not be modified orally or in any other manner than by agreement in writing signed by all parties to this Lease.

          (d)  Time is of the essence of each term and provision of this Lease.

          (e) Except as otherwise expressly stated, each payment required to be made by Lessee shall be in addition to and not in substitution for other payments to be made by Lessee.

          (f) The terms and provisions of this Lease shall be binding upon and inure to the benefits of the heirs, executors, administrators, successors and permitted assigns of Lessor and Lessee under this Lease.

          (g) All covenants and agreements to be performed by Lessee under any of the terms of this Lease shall be performed by Lessee at Lessee's sole cost and expense and without any abatement of rent.

          (h) The rights, powers, elections and remedies of the Lessor contained in this Lease shall be construed as cumulative and none of them is or shall be considered exclusive and none of them is or shall be considered exclusive of any rights or remedies allowed by law, and the exercise of one or more rights, powers, elections or remedies shall not impair Lessor's right to exercise any other.

          (i) All sums required to be paid by Tenant under this Lease shall bear interest from the date due after any notice requirement until paid at the greater of ten percent (10%) or the maximum rate an individual is permitted by law to charge.

          (j) If any term, covenant, condition or provision of this Lease held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (k) Lessee acknowledges that it has had no contact or dealings regarding this Lease with any licensed real estate broker or other party who can claim a right to a commission or fee other than Terranomics and/or Mike McCormac Realtors representing Lessor and The CAC Group representing Lessee. Lessor agrees to pay The CAC Group a commission of $37,338.00 upon the rent commencement date after execution of this Lease. In the event Lessee exercises its right of first offer within 9 months of taking possession of the premises under this lease, Lessor shall pay the CAC Group a commission of 50 cents psf per year for not more than 3 years upon Lessee taking possession of the premises subject to the first offer. Lessee agrees to indemnify, defend and hold harmless Lessor from any cost, loss or expense, including attorneys' fees and court costs, resulting from any claim for a fee or commission from a broker other than CAC claiming to represent Lessee.

          (l) As used herein, rent shall mean all payments made pursuant to this Lease, including, but not limited to, minimum monthly rent, prepaid rent, security deposit, real property taxes and assessments, common area charges, operating costs, parking fees, insurance, utilities and all other charges payable by Lessee to Lessor.

          (m) Wherever the consent of Lessor is required hereunder, such consent shall not be unreasonably withheld.

          IN WITNESS WHEREOF, the parties set their signature hereto as of the date stated hereinbelow.

LESSOR:

TOWNSEND ASSOCIATES, LLC            Dated:  August 14, 1997
by TERRANOMICS, its Manager



By: /s/ Peter Morriss
  -------------------


LESSEE:

NETCENTIVES INC.



By: /s/ Elliott S. Ng
    -----------------